Exhibit 99.1

ARMOUR Residential REIT, Inc

2011 Dividend Income Break Out

Cusip 042315101

	Total 2011 Taxable Income Dividends declared and paid in 2011	Add’l 2011 dividends declared in 2012 and paid on January 28, 2012	Total 2011 Taxable Dividend Income

Total Dividend paid Class A Common Stock	86,729,541.47	634,758.27	87,364,300
Capital gain	16,630,761.50	-	16,630,762
Ordinary income	70,098,779.97	634,758.27	70,733,538

Total Capital gain per share	0.19	-	0.19
Total Ordinary Income per share	1.20	0.006	1.21
Total Dividend declared and paid per share	1.39	0.006	1.40

% of Capital gain			13.9%
% of Ordinary income			86.1%